VOTING AND SUPPORT AGREEMENT

         THIS VOTING AND SUPPORT AGREEMENT (this "Agreement"), dated as of June 19, 2007, is made and entered into by and among Kronos Advanced Technologies, Inc., a Nevada corporation ("Company"), and each of the undersigned holders of securities of the Company who are signatories hereto (each, a "Security Holder").

         WHEREAS, contemporaneously with the execution of this Agreement, the Company and each Security Holder have entered into letter agreements pursuant to which each Security Holder has agreed to take, or refrain from taking, certain actions to allow the Company to obtain secured convertible debt financing from AirWorks Funding LLLP ("AirWorks") and other individuals and entities (AirWorks and such other individuals and entities are collectively referred to herein as, the "Lenders") in an amount up to $18,159,000 (the "Financing");

         WHEREAS, the Financing was made pursuant to, among other documents, the Funding Agreement and the Security Agreement of even date herewith by and among the Company and the Lenders (the "Funding Agreement" and the "Security Agreement") and the Secured Convertible Promissory Notes of even date herewith made by the Company in favor of AirWorks and the Lenders (the "Notes"); and

         WHEREAS, each Security Holder owns securities of the Company and desires to enter into this Agreement pursuant to which he, she or it agrees, among other things, to vote all of the Subject Shares (as defined in Section 1(c)) held by such Security Holder in favor of the actions contemplated hereby.

         NOW, THEREFORE, in consideration of the foregoing and of the promises, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

1. Representations and Warranties of Security Holder. Each Security Holder hereby represents and warrants to the Company as of the date hereof, as follows:

(a) Organization. Such Security Holder (to the extent such Security Holder is not a natural person) is duly organized, validly existing and in good standing under the laws of the state of its organization.

(b) Authority. Such Security Holder has all requisite power and authority (if not a natural person) or capacity (if a natural person) to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Security Holder and constitutes a valid and binding obligation of such Security Holder in accordance with its terms. The execution and delivery of this Agreement does not and compliance with the terms hereof will not (i) conflict with, result in any violation of, or constitute (with or without notice or lapse of time or both) a default under, any provision of any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract or agreement to which such Security Holder is a party or applicable to the Subject Shares held by such Security Holder, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign, or (iii) violate any judgment, order, writ, injunction, decree, law, statute, rule or regulation applicable to such Security Holder or the Subject Shares held by such Security Holder.

(c) The Subject Shares. Such Security Holder is the record and beneficial owner (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934) of, and has good and marketable title to, the number of shares of the Company's common stock, $0.001 par value per share (the "Company Stock"), set forth opposite his, her or its name on the signature page hereto (such shares of the Company's common stock, together with any other shares of capital stock of the Company acquired by such Security Holder after the date hereof and during the term of this Agreement, by conversion of the Notes, purchase, exercise of stock options or otherwise, collectively referred to herein as the "Subject Shares"), free and clear of any liens or other encumbrances whatsoever. Such Security Holder does not own, of record or beneficially, any shares of the Company's capital stock other than the Subject Shares held by such Security Holder; and, such Security Holder does not have any voting rights with respect to any shares of the Company's capital stock other than the Subject Shares held by such Security Holder, pursuant to any voting agreement or otherwise. As of the date hereof and for so long as this Agreement remains in effect, except for this Agreement or as otherwise permitted by this Agreement, such Security Holder has full legal power, authority and right to vote all of the Subject Shares held by such Security Holder in favor of the approval and authorization of the actions contemplated hereby (collectively, the "Proposed Actions") without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, such Security Holder has not entered into any voting agreement (other than this Agreement) with any person or entity with respect to any of the Subject Shares held by such Security Holder, granted any person or entity any proxy (revocable or irrevocable) or other power of attorney with respect to any of the Subject Shares held by such Security Holder, deposited any of the Subject Shares held by such Security Holder in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting his, her or its legal power, authority or right to vote the Subject Shares held by such Security Holder on any matter.

2. Voting of Shares.

(a) Subject to the provisions of Section 9, and without in any way limiting any Security Holder's right to vote the Subject Shares held by such Security Holder in his, her or its sole discretion on any other matters that may be submitted to a shareholder vote, consent or other approval (including by written consent) in a manner that is not inconsistent with such Security Holder's obligations under this Agreement, each Security Holder hereby irrevocably and unconditionally agrees that, during the period beginning on the date hereof and ending on the earlier to occur of (Y) the date on which all of the matters set forth in Sections 2(a)(1)-(5) below have been approved by the stockholders of the Company or (Z) August 1, 2008 (the "Expiration Date"), at any meeting of the stockholders of the Company called to vote upon (1) a slate of directors of the Company's board of directors as proposed by AirWorks, subject to the composition of such slate's compliance with all applicable laws and regulations, (2) adjusting the size of the Company's board of directors such that upon the election of the slate of directors proposed by AirWorks, such directors hold a majority of the seats on the Company's board of directors, (3) approving an amendment to the Company's articles of incorporation to increase the Company's authorized common stock to a number of shares necessary to allow the Lenders to convert the entire amount of the Financing into shares of the common stock of the Company as provided in the Notes and in the Funding Agreement, (4) reincorporating the Company in Delaware, subject to the Company's board of director's recommendation of such action and/or (5) a reverse stock split proposed by AirWorks or the Company's board of directors, the approval of any of the foregoing or any rescission or withdrawal of such approval, or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval (including written consent) with respect to such actions, each Security Holder shall vote (or cause to be voted) the Subject Shares held by such Security Holder:

(i) in favor of a slate of directors of the Company's board of directors as proposed by AirWorks, subject to the composition of such slate's compliance with all applicable laws and regulations;

(ii) in favor of adjusting the size of the Company's board of directors such that upon the election of the slate of directors proposed by AirWorks, such directors hold a majority of the seats on the Company's board of directors;

(iii) in favor of approving an amendment to the Company's articles of incorporation to increase the Company's authorized common stock to a number of shares necessary to allow the Lenders to convert the entire amount of the Financing into shares of common stock of the Company as provided in the Notes and the Funding Agreement;

(iv) in favor of reincorporating the Company in Delaware, subject to the Company's board of director's recommendation of such action;

(v) in favor of a reverse stock split proposed by AirWorks or the Company's board of directors; and

(vi) against any action or transaction that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the consummation of any of the foregoing.

3. Covenants of the Security Holder. Each Security Holder covenants and agrees that, until the Expiration Date, he, she or it will:

(a) subject to the provisions of Section 5, not sell, transfer (including by testamentary succession or otherwise by operation of law), pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, any of the securities of the Company or Subject Shares held by such Security Holder or any right, title or interest therein; and

(b) other than as expressly contemplated by this Agreement, not grant any powers of attorney or proxies or consents in respect of any of the securities of the Company or Subject Shares held by such Security Holder, deposit any of the securities of the Company or Subject Shares held by such Security Holder into a voting trust, enter into a voting agreement with respect to any of the securities of the Company or the Subject Shares held by such Security Holder or otherwise restrict his, her or its ability freely to exercise all voting rights with respect to the securities of the Company or Subject Shares held by such Security Holder, or commit any other act that could restrict or otherwise affect his, her or its legal power, authority and right to vote the securities of the Company or Subject Shares held by such Security Holder.

4. Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Stock, or the acquisition of additional shares of Company Stock or securities of the Company by each Security Holder, the number of securities of the Company or Subject Shares held by such Security Holder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional securities of the Company or shares of Company Stock of the Company issued to or acquired by such Security Holder.

5. Assignment. Each Security Holder agrees that this Agreement and the obligations hereunder shall attach to the securities of the Company and Subject Shares held by such Security Holder and shall be binding upon any person or entity to which legal or beneficial ownership of or the right and ability to vote the securities of the Company or Subject Shares held by such Security Holder shall pass, whether by operation of law or otherwise, including such Security Holder's successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Security Holder, on the one hand, without the prior written consent of the Company nor by the Company, on the other hand, without the prior written consent of such Security Holder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

6. General Provisions.

(a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b) Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to each party hereto at his, her or its address set forth below such party's name on the signature page hereto (or at such address for a party as shall be specified by like notice).

(c) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include, or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

(d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

(e) Entire Agreement; No Third Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(f) Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

7. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement (including the provisions of Section 2) were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance and injunctive relief to prevent any threatened breach of this Agreement.

8. Severability. In the event that any provisions of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the fullest extent possible, the original intent of the parties.

9. Fiduciary Duties. Each Security Holder is signing this Agreement solely in such Security Holder's capacity as an owner of his, her or its respective securities of the Company and/or Subject Shares, and nothing in this Agreement shall prohibit, prevent or preclude such Security Holder from taking or not taking any action in his, her or its capacity as an officer of director of the Company, to the extent any such action is not in conflict with provisions hereof.


                                 ***************

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                    COMPANY:

                                    Kronos Advanced Technologies, Inc.


                                    By:    /s/ Daniel Dwight
                                           -----------------------------
                                    Name:  Daniel Dwight

                                    Title: President and CEO

                                    Address: 464 Common Street, Suite 301
                                             Belmont, MA 02478



                                            STOCKHOLDERS:
Security Holder                                             Subject Shares
---------------                                             ----------------
                                                                                        Options to Purchase Shares
                                                            Shares of Stock Held        of Stock Held by Security
                                                            Security Holder             Holder


/s/ Daniel R. Dwight                                                1,201,926                       7,191,206
------------------------------------------
Daniel R. Dwight
Address: 464 Common Street, Suite 301
         Belmont, MA 02478



/s/ James McDermott                                                   294,118                         638,459
------------------------------------------
James McDermott
Address: 464 Common Street, Suite 301
         Belmont, MA 02478



/s/ Milton Segal                                                       -                             573,500
------------------------------------------
Milton Segal
Address: 464 Common Street, Suite 301
         Belmont, MA 02478





/s/ Richard Tusing                                                    852,752                       3,391,756
------------------------------------------
Richard Tusing
Address: 464 Common Street, Suite 301
         Belmont, MA 02478



/s/ Igor Krichtafovitch                                             1,053,000                       4,955,726
------------------------------------------
Igor Krichtafovitch
Address: 15241 NE 90th Street
         Redmond, WA 98052
